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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement (No.
33-   )  of CFX Corporation on Form S-4 of our report dated January 18, 1996, except for Note X as to which the date is February 9, 1996, included and incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Proxy Statement, which is part of such Registration Statement.


/s/ Wolf & Company, P.C.
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Boston, Massachusetts
April 26, 1996